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                                                                     Exhibit 4.4
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                                    DOS LTD.

                      NONSTATUTORY STOCK OPTION AGREEMENT



     AGREEMENT is effective as of _______________________ between DOS Ltd., a Bermuda corporation (hereinafter referred to as "DOSL") and ______________________ ("Employee").

     To carry out the purposes of the DOS Ltd. STOCK OPTION PLAN (as amended and as it may be further amended from time to time, the "Plan"), by affording Employee the opportunity to purchase shares of Class A Common Stock, $.01 par value, of DOSL ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, DOSL and Employee hereby agree as follows:

     1.  Grant of Option.  DOSL hereby irrevocably grants to Employee the right
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and option ("Option") to purchase all or any part of an aggregate of
___________________ (spelled out) shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     2.  Purchase Price.  The purchase price of Stock purchased pursuant to the
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exercise of this Option shall be $_____________ per share.

     3.  Exercise of Option.  Subject to the earlier expiration of this Option
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as herein provided, this Option may be exercised, by written notice to DOSL at its principal executive office addressed to the attention of its Chief Executive Officer, which notice shall state the number of shares with respect to which the Option is being exercised, and be accompanied by either Common Stock or a cashier's check or money order payable to DOS Ltd. in the full amount of the purchase price. At any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares subject to this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                                      Percentage of Shares
     Number of Years                                  That May be Purchased
     ---------------                                  ---------------------

     0-2 years                                                   0%
     3 years                                                    33%
     4 years                                                    66%
     5 years or more                                           100%
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     This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution, and may be exercised only by employee during Employee's lifetime and while employee remains an employee of DOSL, except that:

     (a) If Employee's employment with DOSL terminates for any reason of disability (within the meaning of section 22(e)(3) of the Code), this option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

     (b) If Employee dies while in the employ of DOSL, Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during the period of one year following the date of Employee's death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of Employee's death.

     (c) If Employee's employment with DOSL terminates for any reason other than as described in (a) or (b) above, unless Employee voluntarily terminates without the written consent of DOSL or is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three-month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee's employment so terminates. For purposes of this Agreement, "cause" will include, but not be limited to, gross negligence, wilful misconduct, theft, violation of a substance abuse policy/drug testing policy, and insubordination. It shall also include employment, or Employee's final conviction of a felony or of a misdemeanor involving moral turpitude.

     This Option shall not be exercisable in any event after the expiration of seven years from the date of grant hereof, and, the purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise
(a) in cash including check, bank draft or money order payable to the order of DOS Ltd., (b) by delivering to DOSL shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock. No fraction of a share of Stock shall be issued by DOSL upon exercise of an Option or accepted by DOSL in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by DOSL to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights

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or privileges of a shareholder of DOSL with respect to shares acquirable upon an exercise of this Option.

     4.   Withholding of Tax.  To the extent that the exercise of this Option or
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the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to DOSL at the time of such exercise or disposition such amount of money or, if the Employee so elects (which election shall be subject to the Committee's sole discretion to consent to or disapprove of, shall be irrevocable and, if Employee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), shall be subject to such administrative rules as the committee shall determine to assure compliance with Rule 16b-3 under the Exchange Act), shares of Stock, AS DOSL may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, DOSL is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, DOSL is further authorized to satisfy any such withholding requirement out of any cash or, if the Employee so elects (which election shall be subject to the Committee's sole discretion to consent to or disapprove of, shall be irrevocable and, if Employee is subject to Section 16 of the 1934 Act, shall be subject to such administrative rules as the Committee shall determine to assure compliance with Rule 16b-3 under the 1934 Act), shares of Stock, distributable to Employee upon such exercise.

     5.   Status of Stock.  Employee understands that at the time of the
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execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and that DOSL does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered under the Act, DOSL will not issue such shares unless the holder of the Option provides DOSL with a written opinion of legal counsel, who shall be satisfactory to DOSL, addressed to DOSL and satisfactory in form and substance to DOSL's counsel, to the effect that the proposed issuance of equal shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death), if requested by DOSL to do so, will execute and deliver to DOSL in writing an agreement containing such provisions as DOSL may require to assure compliance with applicable securities laws.

     Employee agrees that the shares of Stock which employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Employee also agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

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     In addition, Employee agrees (i) that the certificates representing the share of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that DOSL may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of DOSL if such proposed transfer would in the opinion of counsel satisfactory to DOSL constitute a violation of any applicable securities law and (iii) that DOSL may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

     6. In the event Employee desires to renounce his rights to the Options granted hereunder, Employee may do so by providing notice of his intent to renounce same within 30 days after the date of the grant (or such shorter period as he is notified) to DOSL at its principal executive office addressed to the attention of its Chief Executive Officer. Said Options will be immediately revoked as if never granted. In the event Employee so renounces his rights to any such Options, no further Options shall thereafter be granted to Employee for a period of six (6) weeks following the date of the grant.

     7. As a condition precedent to the sale of shares of Common Stock to Employee (and, if requested by DOSL, the spouse of Employee), Employee shall be required to execute and deliver to DOSL a Purchase Agreement and an Employee Stockholders' Agreement in form and substance as may be approved from time to time by the Board of Directors of DOSL. After execution of the required Agreements, and upon issuance of the shares, Optionee and his spouse will be prohibited from selling, assigning or transferring in any way their interest in the shares for a period of six months without the express written approval from the Committee. The Committee will have the sole authority to grant a waiver from the six month restriction and its decision will be final. Request for waiver of the restriction must be made in writing and notice delivered to the Committee.

     Each certificate issued in respect of shares of Common Stock sold pursuant to the Plan shall be registered in the name of the Participant and shall bear a legend in substantially the following form:

          "The transfer of these shares is restricted. These shares may be restricted under the terms of the Securities Act of 1933, the Securities and Exchange Act of 1934, or the Securities Act of Texas (collectively called the "Securities Acts"). The restriction may involve limitations required under an exemption from said Security Acts, such as an investment representation, a residence requirement, or a holding period requirement under the Intrastate Offering exemption."

          "Further, the transfer of these shares is restricted under the terms of a Stock Redemption and Buy-Sell Agreement (also referred to as the "Employee Stockholders' Agreement") between the holder of this certificate and the Corporation or other shareholders, or both. Said shares may be not sold, transferred, assigned, given away, pledged, encumbered, or otherwise disposed of except in strict accordance with the terms of that agreement, and no transfer will be recognized by the Corporation until, as the case may be, counsel to the

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          Corporation is satisfied there is no violation of the Security Acts, the other shareholders consent to the transfer, or both." Copies of such Plan and Agreement are on file at the principal office of DOS Ltd. and DOS Ltd. will furnish to the record holder of this certificate, without charge, a copy of such Plan and Agreement."

     8.   Employment Relationship.  For purposes of this Agreement, Employee
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shall be considered to be in the employment of DOSL as long as Employee remains a full-time or part-time employee of either DOSL, a parent or subsidiary corporation (as defined in section 425 of the Code) of DOSL, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final. Employee understands and agrees that nothing contained in this Agreement or in the Plan shall be deemed to confer on any person any rights other than as expressly provided herein or therein, including but not limited to any right to continuation of employment and acknowledges and agrees that neither the execution of this Agreement nor any acquisition of Stock by Employee creates any obligation whatsoever by DOSL or any of its subsidiaries to continue Employee's employment or otherwise affects DOSL's right, which Employee hereby acknowledges, to terminate Employee's employment at will, with or without cause in the sole discretion of DOSL or any of its subsidiaries which is an employer of Employee.

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